AMENDED AND RESTATED REVOLVING PROMISSORY NOTE

$2,300,000.00    December __, 2006

FOR VALUE RECEIVED, LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation (whether one or more, “Borrower”), having an address at 2100 McKinney Ave., Suite 1555, Dallas, Texas 75201, hereby promises to pay to the order of BANK OF TEXAS, N.A., a national banking association (together with its successors and assigns and any subsequent holders of this Promissory Note, the “Lender”), as hereinafter provided, the principal sum of TWO MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,300,000.00) or so much thereof as may be advanced by Lender from time to time hereunder to or for the benefit or account of Borrower, together with interest thereon at the Note Rate (as hereinafter defined), and otherwise in strict accordance with the terms and provisions hereof.

ARTICLE I

DEFINITIONS

Section 1.1  Definitions. As used in this Promissory Note, the following terms shall have the following meanings:

Applicable Margin: One percent (1%).

Applicable Rate: The Base Rate plus the Applicable Margin.

Base Rate: For any day, a rate of interest equal to the Prime Rate for such day.

Charges: All fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Lender in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under applicable law.

Default Interest Rate: A rate per annum equal to the Note Rate plus four percent (4%), but in no event in excess of the Maximum Lawful Rate.

Event of Default: Any event or occurrence described under Section 3.1 hereof.

Loan Agreement: The certain Loan Agreement dated June 29, 2006 between Borrower and Lender, as amended of even date herewith and as may be further amended from time to time.

Loan Documents: As defined in the Loan Agreement.

Maturity Date: June 28, 2007.

Maximum Lawful Rate: The maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges made in connection with the transaction evidenced by this Note and the other Loan Documents.

Dallas 1193263_1 4827.85
Note: This Promissory Note, as may be amended from time to time.

Note Rate: The rate equal to the lesser of (a) the Maximum Lawful Rate or (b) the Applicable Rate.

Payment Date: The earlier of the 30th day and last day of each and every calendar month during the term of this Note.

Prime Rate: The rate of interest set by BOK Financial Corporation, in its sole discretion, on a daily basis as published by BOK Financial Corporation from time to time, which Borrower hereby acknowledges and agrees may not be the lowest interest rate charged by Lender, and which rate shall change as said prime rate changes.

Any capitalized term used in this Note and not otherwise defined herein shall have the meaning ascribed to each such term in the Loan Agreement. All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.

ARTICLE II

PAYMENT TERMS

Section 2.1  Payment of Principal and Interest. All accrued but unpaid interest on the principal balance of this Note outstanding from time to time shall be due and payable on each Payment Date, commencing on December 30, 2006. The then-outstanding principal balance of this Note and all accrued but unpaid interest thereon shall be due and payable on the Maturity Date or upon the earlier maturity hereof, whether by acceleration or otherwise. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of the Loan Documents; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the Borrowing Base or the principal amount stated above. The unpaid principal balance of this Note at any time shall be the total amounts advanced hereunder by Lender less the amount of principal payments made hereon by or for Borrower, which balance may be endorsed hereon from time to time by Lender or otherwise noted in Lender’s records, which notations shall be, absent manifest error, conclusive evidence of the amounts owing hereunder from time to time.

Section 2.2  Application. Except as expressly provided herein to the contrary, all payments on this Note shall be applied in the following order of priority: (i) the payment or reimbursement of any expenses, costs or obligations (other than the outstanding principal balance hereof and interest hereon) for which either Borrower shall be obligated or Lender shall be entitled pursuant to the provisions of this Note or the other Loan Documents, (ii) the payment of accrued but unpaid interest hereon, and (iii) the payment of all or any portion of the principal balance hereof then outstanding hereunder. If an Event of Default exists under this Note or under any of the other Loan Documents, then Lender may, at the sole option of Lender, apply any such payments, at any time and from time to time, to any of the items specified in clauses (i), (ii) or (iii) above without regard to the order of priority otherwise specified in this Section 2.

Section 2.3  Payments. All payments under this Note made to Lender shall be made in immediately available funds at 4217 Swiss Avenue, Dallas, Texas 75204 (or at such other place as Lender, in Lender’s sole discretion, may have established by delivery of written notice thereof to Borrower from time to time), without offset, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private. Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Lender in full. Payments in immediately available funds received by Lender in the place designated for payment on a Business Day prior to 11:00 a.m. Dallas, Texas time at said place of payment shall be credited prior to the close of business on the Business Day received, while payments received by Lender on a day other than a Business Day or after 11:00 a.m. Dallas, Texas time on a Business Day shall not be credited until the next succeeding Business Day. If any payment of principal or interest on this Note shall become due and payable on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment.

Section 2.4  Computation Period. Interest on the indebtedness evidenced by this Note shall be computed on the basis of a three hundred sixty (360) day year and shall accrue on the actual number of days elapsed for any whole or partial month in which interest is being calculated. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the Business Day received as provided in Section 2.3 hereof.

Section 2.5  Prepayment. Borrower shall have the right to prepay, at any time and from time to time, upon five (5) days prior written notice to Lender, without fee, premium or penalty (except as noted below), all or any portion of the outstanding principal balance hereof, provided, however, that such prepayment shall also include any and all accrued but unpaid interest on the amount of principal being so prepaid through and including the date of prepayment, plus any other sums which have become due to Lender under the other Loan Documents on or before the date of prepayment, but which have not been fully paid. If at any time the outstanding principal balance hereunder exceeds the Borrowing Limit, Borrower shall immediately upon written notice of demand prepay such principal balance to the extent necessary to eliminate such excess; provided, that if such excess is directly caused by a default of one or more Guarantors under a Guaranty Agreement or other Loan Document and the amount of such excess is less than $350,000.00, Borrower shall have thirty (30) days from the date of such notice to pay such excess amount or cause the replacement of the defaulting Guarantor with another Guarantor subject to documents and terms satisfactory to Lender.

Section 2.6  Unconditional Payment. Borrower is and shall be obligated to pay all principal, interest and any and all other amounts which become payable under this Note or under any of the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever. If at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any Debtor Relief Laws, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

Section 2.7  Partial or Incomplete Payments. Remittances in payment of any part of this Note other than in the required amount in immediately available funds at the place where this Note is payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in full in accordance herewith and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default in the payment of this Note.

Section 2.8  Default Interest Rate, Etc. Upon the occurrence of a default or Event of Default under any of the Loan Documents, and for so long as such default or Event of Default exists, regardless of whether or not there has been an acceleration of the indebtedness evidenced by this Note, and at all times after the maturity of the indebtedness evidenced by this Note (whether by acceleration or otherwise), and in addition to all other rights and remedies of Lender hereunder, interest shall accrue on the outstanding principal balance hereof at the Default Interest Rate, and such accrued interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any late payment or Event of Default, and such late charges and accrued interest are reasonable estimates of those damages and do not constitute a penalty.

ARTICLE III

EVENT OF DEFAULT AND REMEDIES

Section 3.1  Event of Default. The occurrence or happening, at any time and from time to time, of any one or more of the following shall immediately constitute an “Event of Default” under this Note: (a) Borrower shall fail, refuse or neglect to pay and satisfy, in full and in the applicable method and manner required, any required payment of principal or interest or any other portion of the indebtedness evidenced by this Note, within five (5) days of the date the same shall become due and payable, whether at the stipulated due date thereof, at a date fixed for payment, or at maturity, by acceleration or otherwise; or (b) the occurrence of any default under this Note or the occurrence of any Event of Default as defined in or under the Loan Agreement or any other Loan Document that remains uncured under and pursuant to the provisions of the Loan Agreement or any other Loan Document.

Section 3.2  Remedies. Upon the occurrence of an Event of Default, Lender shall have the immediate right, at the sole discretion of Lender and without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action (ALL OF WHICH BORROWER HEREBY EXPRESSLY WAIVES AND RELINQUISHES) (i) to declare the entire unpaid balance of the indebtedness evidenced by this Note (including, without limitation, the outstanding principal balance hereof, including all sums advanced or accrued hereunder or under any other Loan Document, and all accrued but unpaid interest thereon) at once immediately due and payable (and upon such declaration, the same shall be at once immediately due and payable) and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity, and (ii) to exercise any and all other rights and remedies available to the Lender in law or in equity, under the Loan Documents or otherwise.

ARTICLE IV

GENERAL PROVISIONS

Section 4.1  No Waiver; Amendment. The failure to exercise any remedy available to Lender shall not be deemed to be a waiver of any rights or remedies of Lender under this Note or under any of the other Loan Documents, or at law or in equity. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part, unless Lender specifically, unequivocally and expressly agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, or modification is sought.

Section 4.2  Interest Provisions. The provisions of Section 11.6 and 11.7 of the Loan Agreement are hereby incorporated by reference and shall apply to this Note as if fully set forth herein.

Section 4.3  Further Assurances and Corrections. From time to time, at the request of Lender, Borrower will (a) promptly correct any defect, error or omission which may be discovered in the contents of this Note or in any other Loan Document or in the execution or acknowledgment thereof; and (b) execute, acknowledge, deliver, record and/or file (or cause to be executed, acknowledged, delivered, recorded and/or filed) such further documents and instruments and perform such further acts and provide such further assurances as may be necessary, desirable, or proper, in Lender’s reasonable opinion.

Section 4.4  Governing Law. This Note is executed and delivered as an incident to a lending transaction negotiated and consummated in Dallas County, Texas, and shall be governed by and construed in accordance with the laws of the State of Texas. Borrower, for itself and its successors and assigns, hereby irrevocably (i) submits to the nonexclusive jurisdiction of the state and federal courts in Texas, (ii) waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the laying of venue of any litigation arising out of or in connection with this Note or any Loan Document brought in the District Court of Dallas County, Texas, or in the United States District Court for the Northern District of Texas, Dallas Division, (iii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum, and (iv) agrees that any legal proceeding against any party to any of the Loan Documents arising out of or in connection with any of the Loan Documents may be brought in one of the foregoing courts. Borrower hereby agrees that service of process upon Borrower may be made by certified or registered mail, return receipt requested, at its address specified herein. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Borrower or with respect to any of Borrower’s property in courts in other jurisdictions. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower acknowledges that these waivers are a material inducement to Lender’s agreement to enter into the agreements and obligations evidenced by the Loan Documents, that Lender has already relied on these waivers and will continue to rely on each of these waivers in related future dealings. The waivers in this Section 4.4 are irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, extensions, amendments, modifications, or replacements in respect of any and all of the applicable Loan Documents. In connection with any litigation, this Note may be filed as a written consent to a trial by the court.

Section 4.5  Waiver of Jury Trial. BORROWER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Section 4.6  Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties, by operation of law or otherwise, and all other persons claiming by, through or under them. The terms “Borrower” and “Lender” as used hereunder shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties, by operation of law or otherwise, and all other persons claiming by, through or under them. Borrower’s rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Lender.

Section 4.7  Controlling Agreement. In the event of any conflict between the provisions of this Note and the Loan Agreement, it is the intent of the parties hereto that the provisions of the Loan Agreement shall control. In the event of any conflict between the provisions of this Note and any of the other Loan Documents (other than the Loan Agreement), it is the intent of the parties hereto that the provisions of this Note shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Note and the other Loan Documents and that this Note and the other Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

Section 4.8  Notices. All notices or other communications required or permitted to be given pursuant to this Note shall be in writing and given as set forth in the Loan Agreement.

Section 4.9  Severability. If any provision of this Note or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Note nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

Section 4.10  Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities, or other property of Borrower given to Lender that may exist under applicable law, Lender shall have and Borrower hereby grants to Lender a lien upon and a right of setoff against all money, securities, and other property of Borrower, now or hereafter in possession of or on deposit with Lender, whether held in a general or special account or deposit, for safe-keeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to Borrower. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by Lender.

Section 4.11  Statement of Unpaid Balance. Intentionally left blank.

Section 4.12  Entire Agreement. THIS NOTE AND THE OTHER LOAN DOCUMENTS CONTAIN THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND ALL PRIOR AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATIVE HERETO AND THERETO WHICH ARE NOT CONTAINED HEREIN OR THEREIN ARE SUPERSEDED AND TERMINATED HEREBY, AND THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Section 4.13  Joint and Several Liability. Each maker, signer, surety and endorser hereof, including without limitation each Borrower, as well as all heirs, successors and legal representatives of said parties, shall be directly and primarily, jointly and severally, liable for the payment of all indebtedness hereunder. Lender may release or modify the obligations of any of the foregoing persons or entities, or guarantors hereof, in connection with this loan without affecting the obligations of the others.

Section 4.14  Use of Funds. Borrower hereby warrants, represents and covenants that (i) the loan evidenced by this Note is made to Borrower solely for the purpose of acquiring or carrying on a business or commercial enterprise, (ii) all proceeds of this Note shall be used only for business and commercial purposes, and (iii) no funds disbursed hereunder shall be used for personal, family, agricultural or household purposes.

Section 4.15  Relationship of the Parties. Notwithstanding any prior business or personal relationship between Borrower and Lender, or any officer, director or employee of Lender, that may exist or have existed, the relationship between Borrower and Lender is solely that of debtor and creditor, Lender has no fiduciary or other special relationship with Borrower, Borrower and Lender are not partners or joint venturers, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

Section 4.16  Amendment and Restatement. THIS NOTE AMENDS, RESTATES AND MODIFIES THAT CERTAIN REVOLVING PROMISSORY NOTE, DATED JUNE 29, 2006, EXECUTED BY BORROWER PAYABLE TO THE ORDER OF LENDER IN THE PRINCIPAL AMOUNT OF $2,000,000.00 (THE “ORIGINAL NOTE”). THIS NOTE IS GIVEN IN AMENDMENT, RESTATEMENT, REPLACEMENT, MODIFICATION AND SUBSTITUTION OF THE ORIGINAL NOTE AND SHALL NOT EXTINGUISH THE INDEBTEDNESS EVIDENCED BY THE ORIGINAL NOTE, AND THE OBLIGATIONS THEREOF AND HEREOF SHALL BE PAID IN ACCORDANCE WITH THE TERMS AND CONDITIONS HEREIN.

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IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note as of the day and year first written above.

BORROWER:

LIGHTING SCIENCE GROUP CORPORATION,
a Delaware corporation

By:
Name:
Title: